UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
January 29, 2009
FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 (Commission File Number)	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Frozen Food Express Industries, Inc. (the “Company”) announced that effective January 19, 2009, Thomas G. Yetter, had left his position as Senior Vice President, Chief Financial Officer and that on such date Ronald J. Knutson was named as the Company’s Senior Vice President, Chief Financial Officer and as the Company’s Principal Financial and Accounting Officer.  On January 29, 2009, Mr. Yetter provided the Company with letters of resignation from the Board of Directors of the Company and from all officer and director positions of the Company and its subsidiaries, effective January 19, 2009.  Under the terms of a separation agreement, the Company will pay Mr. Yetter a lump sum pre-tax amount of $240,747 and Mr. Yetter agreed to a release of any claims and to a nine month non-solicitation covenant.   Mr. Yetter indicated no disagreements with management regarding any of its operations, policies or practices.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: February 2, 2009	By:	/s/ Stoney M. Stubbs
Stoney M. Stubbs President and Chief Executive Officer (Principal Executive Officer)